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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------

Gena Laboratories, Inc.                                     Texas

JDS Manufacturing Co., Inc.                                 California

U.K. ABBA Products, Inc.                                    California

Styling (UK) Limited                                        England

European Touch Co., Incorporated                            Wisconsin

European Touch, Ltd. II                                     Wisconsin

Beauty Products Inc.                                        Wisconsin

Cosmetics International Inc.                                Wisconsin

Ft. Pitt Acquisition, Inc.                                  Pennsylvania

Styling Technology Nail Corporation                         Arizona

STYL Institute, Inc.                                        Arizona